NEWS RELEASE FOR IMMEDIATE RELEASE Contact: Melanie Clabaugh (814) 728-7328 melanie.clabaugh@northwest.com www.northwest.com Northwest Bancshares, Inc. and Northwest Bank Name Douglas M. Schosser Chief Financial Officer Columbus, Ohio (February 26, 2024) – Northwest Bancshares, Inc. (Nasdaq: NWBI) and its wholly-owned subsidiary Northwest Bank announced today that Douglas M. Schosser has been appointed Chief Financial Officer, effective March 18, 2024. He will replace William W. Harvey, Jr., who announced his retirement last fall. Mr. Schosser will work alongside Mr. Harvey through 2024 to ensure a smooth transition of duties. In his new role as Chief Financial Officer, Mr. Schosser will be a key member of Northwest’s executive leadership team, overseeing all financial management of Northwest Bank and a team across treasury, financial planning, accounting, reporting and tax, as well as facilities and enterprise project management. Reporting directly to the company's President and CEO Louis Torchio, Mr. Schosser will leverage his extensive knowledge and experience to help drive the bank’s continuous transformation and strategic objectives. Mr. Schosser brings a wealth of experience and expertise to his new role, previously serving as Chief Financial Officer for Key Corporation Bank and Victory Capital Management (VCM), responsible for financial management, planning and forecasting for the bank and VCM and their primary segments, KeyBank Real Estate Capital, KeyBanc Capital Markets, Key Equipment Finance and Public Sector. Mr. Schosser also served as Executive Vice President and Line of Business Chief Financial Officer for Associated Bank Corp (ASBC) in Green Bay, WI, serving on the Executive Committee and Board of Directors of Associated Bank, NA while providing financial support for Retail, Commercial and Corporate Banking, as well as Wealth Management.

Most recently, he served as Executive Vice President and Chief Accounting Officer of KeyCorp. In this role, he led a team of 200 employees and oversaw SEC Reporting, Accounting Policy and Research, Accounts Payable, Fixed Asset Accounting and Operational Balance and Control. During this time, he also led the bank’s financial transformation to migrate finance and accounting platforms to cloud-based solutions while reimagining processes to increase efficiency and leveraging financial data to drive insights. “Today, Northwest Bank is in the midst of a company-wide transformation, balancing steady growth through investments in digital and commercial with the strong foundation of strength and stability that’s been built over the company’s long history,” said Mr. Schosser. “I look forward to collaborating with the team to help drive their vision forward to benefit our employees, customers and communities while delivering value for our shareholders.” Northwest Bank’s leadership team is pleased to welcome Mr. Schosser’s broad financial background and experience across key areas. “The addition of Mr. Schosser emphasizes our commitment to excellence in leadership, and we are excited to welcome him to the team,” said Mr. Torchio. “His longstanding background and experience across key areas, particularly finance transformation, mergers and acquisitions and diversity, equity and inclusion, will strengthen our team. I look forward to working with him to achieve continued growth and success.” Mr. Schosser holds a Bachelor of Science degree in Accountancy from Miami University in Oxford, Ohio. He and his wife, Robin, will relocate to Columbus, Ohio. About Northwest Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as treasury management solutions and wealth management services. Northwest currently operates 134 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. The common stock of Northwest Bancshares, Inc. is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com. ###